ITEM 77Qa
COPIES OF ANY
MATERIAL AMENDMENTS TO THE
REGISTRANTS CHARTER OR BYLAWS

AMENDMENT 12
TO THE BYLAWS
OF
FEDERATED INCOME
 TRUST
Effective January 1 2006
Strike Section 1 Officers
and Section 2 Election of
Officers from Article I  OFFICERS
AND
THEIR ELECTION and replace
with the following
Section 1  Officers The Officers
of the Trust shall be a President
 one or more Executive Vice
Presidents one or more Senior
Vice Presidents one or more Vice
 Presidents a Treasurer and a
Secretary  The Board of Trustees
in its discretion may also elect
or appoint one or more Vice
Chairmen of the Board of Trustees
who need not be a Trustee and other
Officers or agents
including one or more Assistant
 Vice Presidents one or more
Assistant Secretaries and one or
more Assistant Treasurers  An
Executive Vice President Senior
Vice President or Vice
President the Secretary or the
Treasurer may appoint an Assistant
 Vice President an Assistant
Secretary or an Assistant Treasurer
respectively to serve until the next
 election of Officers  Two
or more offices may be held by a
single person except the offices of
 President and Executive Vice
President Senior Vice President or
Vice President may not be held by
the same person
concurrently  It shall not be
necessary for any Trustee or any
Officer to be a holder of shares
in
any Series or Class of the Trust
Any officer or such other person
as the Board may appoint may
preside at meetings of the shareholders
Section 2  Election of Officers  The
Officers shall be elected annually by
the Trustees  Each
Officer shall hold office for one year
and until the election and qualification of his successor or until earlier resignation or removal
Strike Sections 2 Chairman of the
Trustees
Section 3 Vice Chairman of the
Trustees Section 4
President and Section 5
 Vice President from Article
 II  POWERS AND DUTIES OF
TRUSTEES AND OFFICERS and
replace with the following
Section 2  Chairman of the
Board  The Board may elect
from among its members a
Chairman of
the Board  The Chairman shall
at all times be a Trustee who
meets all applicable regulatory
and
other relevant requirements for
serving in such capacity  The
Chairman shall not be an officer
of
the Trust but shall preside over
meetings of the Board and shall
have such other responsibilities
in furthering the Board functions
as may be assigned from time to
time by the Board of Trustees
or prescribed by these ByLaws
It shall be understood that the
election of any Trustee as
Chairman shall not impose on that
 person any duty obligation or
liability that is greater than the
duties obligations and liabilities
 imposed on that person as a
Trustee in the absence of such
election and no Trustee who is
so elected shall be held to a
higher standard of care by virtue
thereof  In addition election as
 Chairman shall not affect in
any way that Trustees rights or
entitlement to indemnification
under the ByLaws or otherwise by
 the Trust  The Chairman shall
be elected by the Board annually
 to hold office until his successor
shall have been duly elected
and shall have qualified or
until his death or until he shall
have resigned or have been removed
as herein provided in these ByLaws
 Each Trustee including the Chairman
shall have one vote
Resignation  The Chairman may resign
at any time by giving written notice
 of resignation to the
Board  Any such resignation shall
 take effect at the time specified
in such notice or if the time
when it shall become effective
shall not be specified therein
immediately upon its receipt
and
unless otherwise specified
therein the acceptance of
such resignation shall not
be necessary to
make it effective
Removal  The Chairman may be
removed by majority vote of the
Board with or without cause at
any time
Vacancy  Any vacancy in the
office of Chairman arising
from any cause whatsoever may be
filled for the unexpired portion
of the term of the office which
shall be vacant by the vote of the
Board
Absence  If for any reason the
 Chairman is absent from a meeting
 of the Board the Board may
select from among its members
who are present at such meeting
 a Trustee to preside at such
meeting
Section 3  Vice Chairman of the
Trustees  Any Vice Chairman shall
 perform such duties as may
be assigned to him from time to
time by the Trustees  The Vice
Chairman need not be a Trustee
Section 4  President  The President
 shall be the principal executive
officer of the Trust  He shall
counsel and advise the Chairman
He shall have general supervision
over the business of the
Trust and policies of the Trust
He shall employ and define the
duties of all employees shall
have power to discharge any such
employees shall exercise general
supervision over the affairs
of the Trust and shall perform
such other duties as may be
assigned to him from time to
time by
the Trustees the Chairman or
the Executive Committee  The
President shall have the power
 to
appoint one or more Assistant
Secretaries or other junior
 officers subject to
ratification of such
appointments by the Board
 The President shall have
the power to sign in the
name of and on
behalf of the Trust powers
of attorney proxies waivers
of notice of meeting consents
 and other
instruments relating to
securities or other property
owned by the Trust and may
in the name of
and on behalf of the Trust
take all such action as the
President may deem advisable
in entering
into agreements to purchase
 securities or other property
in the ordinary course of
business and to
sign representation letters
in the course of buying
securities or other property
Section 5  Vice President
The Executive Vice President
Senior Vice President or Vice
President if any in order
of their rank as fixed by
the Board or if not ranked a
Vice President
designated by the Board in
 the absence of the President
shall perform all duties and may
exercise
any of the powers of the President
subject to the control of the
Trustees  Each Executive Vice
President Senior Vice President and
Vice President shall perform such
 other
 duties as may be
assigned to him from time to time
by the Trustees the Chairman the
President or the Executive
Committee  Each Executive Vice
President Senior Vice President
and Vice President shall be
authorized to sign documents on
behalf of the Trust  The Executive
 Vice President Senior Vice
President and Vice President
shall have the power to sign
in the name of and on behalf
of the
Trust and subject to Article
VIII Section 1 powers of attorney
 proxies waivers of notice of
meeting consents and other
instruments relating to
securities or other property
 owned by the
Trust and may in the name
of and on behalf of the Trust
 take all such action as
the Executive
Vice President Senior Vice
President or Vice President
 may deem advisable in
entering into
agreements to purchase
securities or other property
in the ordinary course of
business and to sign
representation letters
in the course of buying
securities or other property